Exhibit 10.8B

FIRST AMENDMENT TO THE
CATELLUS DEVELOPMENT CORPORATION
DEFERRED COMPENSATION PLAN

THIS FIRST AMENDMENT TO THE CATELLUS DEVELOPMENT CORPORATION DEFERRED COMPENSATION PLAN is made and adopted by Catellus Development Corporation (the “Company”), effective as of January 1, 2002. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

WHEREAS, the Company has adopted the Catellus Development Corporation Deferred Compensation Plan (the “Plan”) for the benefit of its executives; and

WHEREAS, pursuant to Section 11.1 of the Plan, the Plan may be amended by the Company at any time.

NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of January 1, 2002:

1.    The heading in Article 3 of the Plan is hereby amended and restated in its entirety as follows:

“Article 3

Participant Deferrals and Company Credits”.

2.    The heading in Section 3.5 of the Plan is hereby amended and restated in its entirety as follows:

“3.5    Vesting of Deferred Compensation.”

3     Sections 3.6 and 3.7 are hereby added to the Plan as follows:

“3.6    Company Discretionary Credits. The Company may make, from time to time and in its sole discretion, special credits to a Participant’s Account. Any such credits shall be held in a separate sub-account within the Participant’s Account and any such sub-account shall not be included in the Participant’s Account for determining the amount of the Earnings Enhancement provided by Section 5.2.

3.7    Vesting of Company Credits. The Participant’s right to receive the portion of his or her Accounts attributable to credits made by the Company under Section 3.6, and earnings thereon, shall be 100% vested at all times except to the extent provided otherwise in writing at the time the Company makes the credit.”

4.    Section 4.2 of the Plan is hereby amended and restated in its entirety as follows:

“4.2    Crediting of Deferrals and Company Credits. The Company shall credit to a Participant’s Accounts the Participant’s deferrals under the Plan as of the same day of the month in which the Compensation would have been paid to the Participant but for the deferral. Any special credits made pursuant to Section 3.6 shall be credited to a Participant’s Accounts as of the date determined by the Company.”

5.    Except as set forth herein, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed by its duly authorized officer effective as of January 1, 2002.

CATELLUS DEVELOPMENT CORPORATION

By:
Name: Jaime Gertmenian
Title: Vice President, Human Resources & Administration